UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

                               GRIFFON CORPORATION
               (Exact Name of Registrant as Specified in Charter)


        Delaware                      1-6620                    11-1893410
(State or Other Jurisdiction       (Commission               (I.R.S. Employer
    of Incorporation)              File Number)           Identification Number)


        100 Jericho Quadrangle
        Jericho, New York                                         11753
     (Address of Principal Executive Offices)                   (Zip Code)

                                 (516) 938-5544
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.    Entry into a Material Definitive Agreement.

     On December 20, 2006, Griffon Corporation (the "Company") and Telephonics Corporation, a subsidiary of the Company, as borrowers, entered into an Amended and Restated Credit Agreement with several lenders and JPMorgan Chase Bank, N.A., as administrative agent (the "Amended Credit Agreement"). The Amended Credit Agreement replaces the Company's existing Credit Agreement, dated as of December 15, 2005 (the "Existing Credit Agreement"), among the same parties. The Amended Credit Agreement restructures the Existing Credit Agreement primarily by increasing the aggregate amount of the senior multi-currency revolving credit facility from $150,000,000 to $175,000,000, extending the term by approximately one year, lowering the interest rate formula, eliminating the minimum liquidity requirement and lowering the minimum interest coverage ratio. As was the case with the Existing Credit Agreement, the Amended Credit Agreement provides the Company with commitments which may be increased by $50,000,000 under certain circumstances upon request of the Company. Borrowings under the Amended Credit Agreement bear interest at rates based upon LIBOR or the prime rate and are collateralized by the stock of a subsidiary of the Company. The Amended Credit Agreement contains certain restrictive and financial covenants. Upon the occurrence of certain events of default specified in the Amended Credit Agreement, amounts due under the Amended Credit Agreement may be declared immediately due and payable.

     There is currently $69 million in borrowings outstanding under such line of credit. The proceeds of new borrowings under the Amended Credit Agreement are intended to be used for general corporate purposes, including share repurchases and acquisitions.

     The description of the Amended Credit Agreement contained herein does not purport to be complete. For more information regarding the restructured credit facility, reference is made to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

10.1. Amended and Restated Credit Agreement, dated December 20, 2006, among Griffon Corporation, Telephonics Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.





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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            GRIFFON CORPORATION


                            By:  /s/Patrick L. Alesia
                                 ---------------------------------------
                                 Patrick L. Alesia
                                 Vice President, Treasurer and
                                 Secretary




Date:  December 26, 2006





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                                  Exhibit Index



10.1. Amended and Restated Credit Agreement, dated December 20, 2006, among Griffon Corporation, Telephonics Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.